As filed with the Securities and Exchange Commission on April 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LENNAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4337490
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

700 Northwest 107th Avenue

Miami, Florida 33172

(305) 559-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LENNAR CORPORATION 2016 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Mark Sustana

General Counsel and Secretary

Lennar Corporation

700 Northwest 107th Avenue

Miami, Florida 33172

(305) 559-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David K. Boston, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Class A common stock or Class B common stock, each par value $0.10 per share	15,000,000	$47.48	$712,200,000	$71,718.54

(1)	Represents a maximum aggregate of 15,000,000 shares of Class A common stock or Class B common stock, par value $0.10 per share, of Lennar Corporation approved for issuance under the Lennar Corporation 2016 Equity Incentive Plan (the “2016 Equity Plan”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of additional shares which may be offered and issued under the 2016 Equity Plan to prevent dilution resulting from stock splits, stock dividends, anti-dilution provisions, recapitalization or other similar transactions.
(3)	Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices per share of Lennar Corporation’s Class A common stock as reported on the New York Stock Exchange on April 19, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Lennar Corporation 2016 Equity Incentive Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by Lennar Corporation (the “Company” or the “Registrant”), are incorporated by reference herein, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:

Commission Filing (File No. 1-11749)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended November 30, 2015, filed with the Commission on January 22, 2016

Definitive Proxy Statement	Filed with the Commission on March 2, 2016

Quarterly Reports on Form 10-Q	Quarter ended February 29, 2016

Current Reports on Form 8-K	Filed with the Commission on December 21, 2015, December 21, 2015, January 25, 2016, March 2, 2016, March 7, 2016, April 18, 2016 and April 22, 2016

Description of our Class A common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	Filed with the Commission on May 21, 1996

Description of our Class B common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	Filed with the Commission on April 8, 2003

All documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As permitted by Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), our Certificate of Incorporation provides that we shall indemnify any person who was or is made a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

As also permitted by Section 145 of the DGCL, our Certificate of Incorporation further provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Our Certificate of Incorporation does not include a provision permitting a person’s rights to indemnification to be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought, and therefore, under Section 145 of the DGCL, the right to indemnification may not be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought.

Our Certificate of Incorporation provides, as permitted by Section 145 of the DGCL, that the indemnification provided in our Certificate of Incorporation is not exclusive of other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise. Our Certificate of Incorporation permits us to purchase and maintain insurance on behalf of persons who are entitled to indemnification, and we maintain directors’ and officers’ liability insurance for our directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Number	Description

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Lennar Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 2, 2016).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on April 25, 2016.

LENNAR CORPORATION

By:	/s/ Stuart Miller
	Name:	Stuart Miller
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stuart Miller, Bruce Gross, Diane Bessette and Mark Sustana as his or her true and lawful attorney-in-fact and agent, with full powers of substitution, to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

On Behalf of Lennar Corporation:

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stuart Miller	Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2016
Stuart Miller

/s/ Bruce Gross	Vice President and Chief Financial Officer (Principal Financial Officer)	April 25, 2016
Bruce Gross

/s/ David Collins	Controller (Principal Accounting Officer)	April 25, 2016
David Collins

/s/ Irving Bolotin	Director	April 25, 2016
Irving Bolotin

/s/ Theron I. Gilliam	Director	April 25, 2016
Theron I. Gilliam

/s/ Steven L. Gerard	Director	April 25, 2016
Steven L. Gerard

/s/ Sherrill W. Hudson	Director	April 25, 2016
Sherrill W. Hudson

/s/ Sidney Lapidus	Director	April 25, 2016
Sidney Lapidus

/s/ Teri P. McClure	Director	April 25, 2016
Teri P. McClure

/s/ Armando Olivera	Director	April 25, 2016
Armando Olivera

/s/ Jeffrey Sonnenfeld	Director	April 25, 2016
Jeffrey Sonnenfeld

EXHIBIT INDEX

Number	Description

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Lennar Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 2, 2016).